As filed with the Securities and Exchange Commission on July 17, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
American International Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-2592361
(IRS Employer Identification Number)

70 Pine Street
New York, New York 10270
(212) 770-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen E. Shannon, Esq.
Senior Vice President, Secretary and Deputy General Counsel
American International Group, Inc.
70 Pine Street
New York, New York 10270
(212) 770-7000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:
Robert W. Reeder III, Esq.
Ann Bailen Fisher, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:
Immediately or from time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum	Amount of
	Amount to be	maximum offering	aggregate offering	registration
Title of each class of securities to be registered	registered	price per unit	price	fee
Common Stock, par value $2.50 per share		(1)
Preferred Stock, par value $5.00 per share
Depositary Shares (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933 in connection with this registration statement, and in accordance therewith, is deferring payment of all of the registration fee, except for a filing fee of $1,598 that has already been paid with respect to the $40,677,660 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-150865, filed on May 12, 2008, and that remain unsold.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS
American International Group, Inc.
Common Stock
Preferred Stock

American International Group, Inc. (AIG) may offer to sell common stock or preferred stock, either separately or represented, in the case of preferred stock, by depositary shares. A series of preferred stock may be convertible into or exercisable or exchangeable for common stock or another series of preferred stock. AIG may offer and sell common stock or preferred stock from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks.  See “Risk Factors” referred to on page 1 to read about certain factors you should consider before buying the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AIG may offer and sell these securities directly to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.

The date of this prospectus is July 17 , 2009.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company”, “AIG”, “we”, “our”, “us” and similar references mean American International Group, Inc. and its subsidiaries.

You should rely only on the information contained in this prospectus or any prospectus supplement, including information contained in documents incorporated by reference in this prospectus. AIG has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. AIG is offering to sell the securities only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is accurate only as of its date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include, and AIG’s officers and representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the outcome of the recently completed and proposed transactions with the Federal Reserve Bank of New York and the United States Department of the Treasury, the number, size, terms, cost and timing of dispositions and their potential effect on AIG’s businesses, financial condition, results of operations, cash flows and liquidity (and AIG at any time and from time to time may change its plans with respect to the sale of one or more businesses), AIG’s exposures to subprime mortgages, monoline insurers and the residential and commercial real estate markets, the separation of AIG’s businesses from AIG parent company, AIG’s ability to retain and motivate its employees and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements include a failure of the completed transactions with the Federal Reserve Bank of New York or the United States Department of the Treasury to achieve their desired objectives or a failure to complete the proposed transactions with the Federal Reserve Bank of New York, developments in global credit markets and such other factors as discussed throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and in Part II, Item 1A. Risk Factors of, AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, in Part I, Item 1A. Risk Factors of AIG’s Annual Report on Form 10-K for the year ended December 31, 2008 (including Amendment No. 1 on Form 10-K/A filed on April 30, 2009, the “2008 Annual Report on Form 10-K”) and in AIG’s Current Report on Form 8-K filed on June 29, 2009. AIG is not under any obligation (and expressly disclaims any obligations) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

-i-

WHERE YOU CAN FIND MORE INFORMATION

AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document AIG files at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AIG’s SEC filings are also available to the public through:

•	The SEC’s website at www.sec.gov

•	The New York Stock Exchange, 20 Broad Street, New York, New York 10005

AIG’s common stock is listed on the NYSE and trades under the symbol “AIG”.

AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC) which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the time of initial filing of the registration statement and after the date of this prospectus and until all the securities are sold (except for information in these documents or filings that is deemed “furnished” to the SEC):

(1)	Annual Report on Form 10-K for the year ended December 31, 2008 and Amendment No. 1 on Form 10-K/A filed on April 30, 2009.

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

(3)	Current Reports on Form 8-K filed on January 7, 2009, January 23, 2009, February 12, 2009, March 2, 2009, March 5, 2009, March 25, 2009, March 31, 2009, April 20, 2009, April 20, 2009, April 20, 2009, May 7, 2009, May 21, 2009, June 25, 2009 and June 29, 2009 and the amendments on Form 8-K/A filed on January 14, 2009, March 13, 2009, March 16, 2009, March 16, 2009, May 15, 2009 and May 15, 2009.

(4)	The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Exchange Act.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 70 Pine Street, New York, New York 10270, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aigcorporate.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

-ii-

ABOUT AMERICAN INTERNATIONAL GROUP, INC.

AIG, a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” which are specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

RISK FACTORS

Before investing in any securities offered thereby, you should consider carefully each of the risk factors set forth in Item 1A. of Part II of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, in Item 1A. of Part I of AIG’s 2008 Annual Report on Form 10-K and in AIG’s Current Report on Form 8-K filed on June 29, 2009 (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF COMMON STOCK AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc.

AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of June 30, 2009, after giving effect to a reverse stock split at a ratio of one-for-twenty, there were 134,569,378 shares of common stock outstanding.

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled to receive:

•	dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (there are restrictions that apply under applicable insurance laws, however, to the payment of dividends to AIG by its insurance subsidiaries); and

•	in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG’s amended and restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Authorized but unissued shares of common stock may be issued without shareholder approval.

Your prospectus supplement will describe restrictions on our activities with respect to our common stock contained in our junior subordinated debentures, outstanding preferred stock and other debt instruments.

AIG has adopted direct company registration of its common stock. Purchasers of shares of common stock will not receive stock certificates evidencing their share ownership. Instead, they will be provided with a statement reflecting the number of shares registered in their accounts.

1

DESCRIPTION OF PREFERRED STOCK AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc.

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This Section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. Information regarding preferred stock that is currently outstanding is contained in AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, Current Report on Form 8-K, filed on April 20, 2009 (relating to the issuance of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share, in exchange for shares of AIG’s Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $5.00 per share), and Current Report on Form 8-K, filed on April 20, 2009 (relating to the issuance of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share), each of which is incorporated by reference into this prospectus as described under “Where You Can Find More Information”. The prospectus supplement with respect to any offered preferred stock will include a description of the preferred stock that may be outstanding as of the date of the prospectus supplement.

The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights;

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

We may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares. The depositary for depositary shares will be named in the prospectus supplement for those depositary shares.

The rights of holders of preferred stock may be adversely affected by the rights of holders of existing preferred stock or preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.

2

All preferred stock will be issued in direct company registration form on the books and records of AIG. Purchasers of shares of preferred stock will be provided with a statement reflecting number of shares registered in their accounts.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

VALIDITY OF THE COMMON STOCK AND PREFERRED STOCK

Unless otherwise specified in any prospectus supplement, the validity of the shares of common stock and preferred stock offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of these shares will be passed upon for any underwriters or agents by counsel named in your prospectus supplement. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 568 shares of AIG common stock.

EXPERTS

The consolidated financial statements and the financial statement schedules and management assessment of the effectiveness of internal control over financial reporting incorporated into this prospectus by reference to AIG’s Current Report on Form 8-K filed on June 29, 2009, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

American International Group, Inc.

Common Stock

Preferred Stock

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

	Amount to be paid

SEC registration fee	$	*
FINRA filing fee		75,500
Legal fees and expenses		500,000
Accounting fees and expenses		500,000
Printing fees		75,000
Miscellaneous		15,000

Total		$1,165,500

*	Not applicable

Item 15.	Indemnification of Directors and Officers

The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG’s by-laws contains a similar provision. The amended and restated certificate of incorporation of AIG also provides that a director will not be liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer, employee or agent of a company in the event of pending, threatened or completed civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

AIG has entered into indemnification agreements with each of its directors to the same effect as Section 6.4 of AIG’s by-laws.

In addition, AIG and its subsidiaries maintain a directors’ and officers’ liability insurance policy.

Item 16.	Exhibits

See Exhibits Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 17th day of July, 2009.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ David L. Herzog
Name:     David L. Herzog

Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Liddy and David L. Herzog, and each of them severally, his or her true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 of American International Group, Inc. and any and all amendments (including post-effective amendments thereto) and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward M. Liddy (Edward M. Liddy)	Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2009

/s/ David L. Herzog (David L. Herzog)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2009

/s/ Joseph D. Cook (Joseph D. Cook)	Vice President and Controller (Principal Accounting Officer)	July 17, 2009

/s/ Dennis D. Dammerman (Dennis D. Dammerman)	Director	June 30, 2009

Signature	Title	Date

/s/ Harvey Golub (Harvey Golub)	Director	June 30, 2009

/s/ Laurette T. Koellner (Laurette T. Koellner)	Director	June 30, 2009

/s/ Christopher S. Lynch (Christopher S. Lynch)	Director	June 30, 2009

/s/ Arthur C. Martinez (Arthur C. Martinez)	Director	June 30, 2009

/s/ George L. Miles, Jr. (George L. Miles, Jr.)	Director	June 30, 2009

/s/ Robert S. Miller (Robert S. Miller)	Director	June 30, 2009

/s/ Suzanne Nora Johnson (Suzanne Nora Johnson)	Director	June 30, 2009

/s/ Morris W. Offit (Morris W. Offit)	Director	June 30, 2009

/s/ Douglas M. Steenland (Douglas M. Steenland)	Director	June 30, 2009

EXHIBITS INDEX

Exhibit
Number	Description	Location

1.1	Form of Underwriting Agreement of American International Group, Inc. for common stock	*
1.2	Form of Underwriting Agreement of American International Group, Inc. for preferred stock	*
3(i)(a)	Amended and Restated Certificate of Incorporation of AIG	Filed Herewith.
3(ii)(a)	By-laws of AIG	Incorporated by reference to Exhibit 3.1 to AIG’s Current Report on Form 8-K, filed June 16, 2008 (File No. 1-8787).
4.1	Specimen of certificate representing AIG’s common stock, par value $2.50 per share	Filed Herewith.
5.1	Validity Opinion of Kathleen E. Shannon, Esq., Senior Vice President and Deputy General Counsel	Filed Herewith.
10.1	Securities Purchase Agreement, dated as of November 25, 2008, between AIG and United States Department of the Treasury	Incorporated by reference to Exhibit 10.1 to AIG’s Current Report on Form 8-K, filed November 26, 2008 (File No. 1-8787).
10.2	Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009, between AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury, and American International Group, Inc.	Incorporated by reference to Exhibit 10.1 to AIG’s Current Report on Form 8-K/A, filed March 13, 2009 (File No. 1-8787).
10.3	Securities Exchange Agreement, dated as of April 17, 2009, between the United States Department of the Treasury and AIG	Incorporated by reference to Exhibit 10.1 to AIG’s Current Report on Form 8-K, filed on April 20, 2009 (File No. 1-8787).
10.4	Securities Purchase Agreement, dated as of April 17, 2009, between AIG and the United States Department of the Treasury	Incorporated by reference to Exhibit 10.1 to AIG’s Current Report on Form 8-K, filed on April 20, 2009 (File No. 1-8787).
10.5	Credit Agreement, dated as of September 22, 2008, between AIG and Federal Reserve Bank of New York	Incorporated by reference to Exhibit 99.1 to AlG’s Current Report on Form 8-K, filed September 26, 2008 (File No. 1-8787).
10.6	Amendment No. 2, dated as of November 9, 2008, to the Credit Agreement dated as of September 22, 2008, between AIG and Federal Reserve Bank of New York	Incorporated by reference to Exhibit 10.4 to AIG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (File No. 1-8787).
10.7	Amendment No. 3, dated as of April 17, 2009, to the Credit Agreement, dated as of September 22, 2008, between AIG and Federal Reserve Bank of New York	Incorporated by reference to Exhibit 99.1 to AIG’s Current Report on Form 8-K, filed on April 20, 2009 (File No. 1-8787).
12	Statement regarding computation of ratios of combined fixed charges and preference dividends to earnings	Incorporated by reference to Exhibit 12 to AIG’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-8787) and AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.
23.1	Consent of PricewaterhouseCoopers LLP, AIG’s independent registered public accounting firm	Filed Herewith.
23.2	Consent of Kathleen E. Shannon, Esq., Senior Vice President and Deputy General Counsel	(Included in Exhibit 5.1.)
24	Powers of Attorney	(Included in the signature pages of this Registration Statement.)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.